As filed with the Securities and Exchange Commission on September 20, 2002.

                                                            Registration No.333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------

                                   icad, inc.
             (Exact name of registrant as specified in its charter)

             Delaware                                    02-0377419
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

6405 Congress Avenue, Boca Raton, Florida                     33487
(Address of principal executive offices)                    (Zip Code)

       2001 Stock Option Plan; 2002 Stock Option Plan; Intelligent Systems
         Software, Inc. 2001 Stock Option Plan; Non-Plan Stock Options
                            (Full title of the plan)

                     W. Kip Speyer, Chief Executive Officer
                                   icad, inc.
                              6405 Congress Avenue
                            Boca Raton, Florida 33487
                     (Name and address of agent for service)

                                 (561) 994-4404
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Robert J. Mittman, Esq.
                                Ethan Seer, Esq.
                        Blank Rome Tenzer Greenblatt LLP
                              405 Lexington Avenue
                            New York, New York 10174

                         CALCULATION OF REGISTRATION FEE

                                                          Proposed Maximum         Proposed Maximum         Amount of
Title of Securities to be         Amount to be           Aggregate Offering       Aggregate Offering      Registration
        Registered               Registered (1)          Price Per Share(2)            Price (2)               Fee
        ----------               --------------          ------------------            ---------               ---
Common Stock, par value
$.01 per share                  3,390,000 shares               $2.081                 $7,054,590             $649.02

      (1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this registration statement also registers an indeterminate number of shares of common stock which may be issued pursuant to the anti-dilution provisions of (i) the registrant's 2001 Stock Option Plan (the "2001 Plan"), (ii) the registrant's 2002 Stock Option Plan (the "2002 Plan");
      (iii) the Intelligent Systems Software, Inc. ("ISSI") 2001 Stock Option Plan which was assumed by the registrant in connection with the merger of ISSI with and into the registrant (the "Merger"), which was effected on June 28, 2002 (the "Assumed ISSI Plan"), the result of which, among other things, was that the options issued under the Assumed ISSI Plan are no longer exercisable for shares of ISSI common stock, but, instead, are exercisable for shares of icad, inc. common stock based upon the exchange ratio in the Merger of 1.25 shares of icad, inc. common stock for 1 share of ISSI common stock; or (iv) the Non-Plan stock options granted to certain officers, directors and employees of the registrant.

      (2) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457 under the Securities Act of 1933 based upon (i) as to the outstanding options to purchase 1,825,000 shares of which 135,000 options have been issued under the 2001 Plan, 400,000 options have been issued under the Assumed ISSI Plan (which options are exercisable for 500,000 shares of icad, inc. common stock pursuant to the terms of the Merger) and 1,190,000 options which are Non-Plan stock options granted to certain officers, directors and employees of the registrant, the exercise prices of such options and (ii) as to the 1,065,000 shares of common stock that may be issued upon the exercise of options available for grant under the 2001 Plan, and the 500,000 shares of common stock that may be issued under the 2002 Plan, upon the average of the high and low sales prices of the common stock as reported on Nasdaq on September 17, 2002.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      Item 1. Plan Information.*

      Item 2. Registrant Information and Employee Plan Annual Information.*

      * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      Item 3. Incorporation of Documents by Reference.

      The following documents previously filed by the registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

      1.    Annual Report on Form 10-K for the fiscal year ended December 31,
            2001.

      2.    Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

      3.    Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.

      4.    Current Report on Form 8-K for the event dated June 5, 2002.

      5.    Current Report on Form 8-K for the event dated June 28, 2002.

      6. The description of the registrant's common stock contained in its Registration Statement on Form 8-A dated March 13, 1985 together with any amendments thereto.

      7. All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement.

      Any reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed documents which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

      Item 4. Description of Securities.

      Not applicable.

      Item 5. Interests of Named Experts and Counsel.

      Not applicable

      Item 6. Indemnification of Directors and Officers.

      Section 102 of the Delaware General Corporation Law ("DGCL"), as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware law or obtained an improper personal benefit.

      Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the corporation or is or was serving at the corporation's request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies
(a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (b) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of duties to the corporation, unless the court believes that in light of all the circumstances indemnification should apply.

      Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

      The registrant's certificate of incorporation, as amended, eliminates, to the fullest extent permitted by the DGCL, a director's personal liability to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

      In addition, the registrant's by-laws provide that the registrant will indemnify its officers and directors to the full extent permitted by the laws of the State of Delaware.

      Item 7. Exemption from Registration Claimed.

      Not Applicable.

      Item 8. Exhibits.

      Exhibit No.     Description
      -----------     -----------

      5               Opinion of Blank Rome Tenzer Greenblatt LLP
      23.1            Consent of BDO Seidman, LLP
      23.2            Consent of Grant Thornton LLP
      23.3            Consent of Blank Rome Tenzer Greenblatt LLP (included in
                      Exhibit 5)
      24.1            Power of Attorney (included on the Signature Page of this
                      Registration Statement)

      Item 9. Undertakings.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the registration statement any facts or events arising after the effective date of the prospectus (or the most recent post-effective amendments thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and prices represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be filed with a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boca Raton, Florida, on this 19th day of September 2002.

                                    icad, inc.

                                    By:      /s/ W. Kip Speyer
                                       -----------------------------------------
                                          W. Kip Speyer, Chief Executive Officer

      Each person whose signature appears below authorizes each of W. Kip Speyer and W. Scott Parr, or either of them acting individually, as his true and lawful attorney-in-fact, each with full power of substitution, to sign the Registration Statement on Form S-8 of icad, inc., including any and all pre-effective and post-effective amendments, in the name and on behalf of each such person, individually and in each capacity stated below, and to file the same, with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the dates indicated.

Signature                                            Title                               Date
---------                                            -----                               ----
/s/ W. Kip Speyer                      Chief Executive Officer and Director          September 19, 2002
---------------------------            (Principal Executive Officer)
W. Kip Speyer

/s/ W. Scott Parr                      President, Chief Operating Officer and        September 19, 2002
---------------------------            Director
W. Scott Parr

/s/ Annette Heroux                     Chief Financial Officer (Principal            September 19, 2002
---------------------------            Accounting Officer)
Annette Heroux

/s/ Gregory J. Stepic                  Treasurer and Director                        September 19, 2002
---------------------------
Gregory J. Stepic

/s/ Robert Howard                      Chairman of the Board and Director            September 19, 2002
---------------------------
Robert Howard

/s/ Kevin S. Woods                     Director                                      September 19, 2002
---------------------------
Dr. Kevin S. Woods

/s/ Brett Smith                        Director                                      September 19, 2002
---------------------------
Brett Smith

/s/ Maha Y. Sallam                     Director                                      September 19, 2002
---------------------------
Dr. Maha Y. Sallam

/s/ James Harlan                       Director                                      September 19, 2002
---------------------------
James Harlan

/s/ Elliot Sussman                     Director                                      September 19, 2002
---------------------------
Dr. Elliot Sussman

      Exhibit Index

      Exhibit No.      Description
      -----------      -----------

                5      Opinion of Blank Rome Tenzer Greenblatt LLP
             23.1      Consent of BDO Seidman, LLP
             23.2      Consent of Grant Thornton LLP
             23.3      Consent of Tenzer Greenblatt LLP (included in Exhibit 5)
             24.1      Power of Attorney (included on Signature Page of the
                       Registration Statement)